Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Incorporation

1. NICUSA, Inc.*	Kansas, U.S.
2. Kansas Information Consortium, Inc.**	Kansas, U.S.
3. Indiana Interactive, LLC**	Indiana, U.S.
4. Arkansas Information Consortium, Inc.**	Arkansas, U.S.
5. Nebraska Interactive, Inc.**	Nebraska, U.S.
6. Virginia Interactive, LLC**	Virginia, U.S.
7. Iowa Interactive, LLC**	Iowa, U.S.
8. Montana Interactive, Inc.**	Montana, U.S.
9. New England Interactive, LLC**	Maine, U.S.
10. Utah Interactive, LLC**	Utah, U.S.
11. Hawaii Information Consortium, LLC**	Hawaii, U.S.
12. Idaho Information Consortium, Inc.**	Idaho, U.S.
13. NIC Commerce, LLC**	Colorado, U.S.
14. NIC Conquest, LLC**	Colorado, U.S.
15. National Information Consortium Technologies, LLC**	California, U.S.
16. Intelligent Decision Technologies, LLC**	Colorado, U.S.
17. National Online Registries, LLC**	Colorado, U.S.
18. Bay Area Interactive, LLC**	California, U.S.
19. Florida Local Interactive, Inc.**	Florida, U.S.
20. Michigan Local Interactive, Inc.**	Michigan, U.S.
21. Texas Local Interactive, LLC**	Texas, U.S.
22. Alabama Interactive, LLC**	Alabama, U.S.
23. NIC European Business Limited*	London, England
24. Kentucky Interactive, Inc.**	Kentucky, U.S.

__________

*	Wholly-owned subsidiary of NIC Inc.
**	Wholly-owned subsidiary of NICUSA, Inc.

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